Exhibit 99.1
Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Reports 2012 Third Quarter Results

• Continued improvements in revenue and customer metrics
• Improved liquidity through successful debt offerings
• Third quarter free cash flow of $215.3 million
• Dividend payout ratio of 40% for the first 9 months of 2012
• Third quarter operating cash flow margin of 46%, as adjusted

Stamford, Conn., November 6, 2012 — Frontier Communications Corporation (NASDAQ: FTR) today reported third quarter 2012 revenue of $1,252.5 million, operating income of $275.2 million and net income attributable to common shareholders of Frontier of $67.0 million, or $0.07 per share.

“Frontier had a milestone third quarter, with the best revenue and customer metrics since the closing of our July 2010 acquisition.  Our improved broadband speeds, new simple and flexible pricing, and great customer service are positively impacting the customer experience,” said Maggie Wilderotter, Chairman & CEO of Frontier Communications.  “Our strong results enabled us to raise $850 million in the bond market during August and October, bringing our 2012 total to $1.35 billion.  We are well on track to meet our federal and state broadband expansion commitments, and we are excited about our new fourth quarter promotions and offers, including bundled satellite broadband service with Hughes, bundled mobile service with AT&T, and an Apple gift card promotion.”

Revenue for the third quarter of 2012 was $1,252.5 million as compared to $1,258.8 million in the second quarter of 2012 and $1,290.9 million in the third quarter of 2011.  The decrease in revenue for the third quarter of 2012 as compared to the third quarter of 2011 is attributable to decreases in the number of residential and business customers and switched access revenue.

The Company's results reflect improvements in a number of critical customer metrics.  At September 30, 2012, the Company had 2,932,200 residential customers and 291,400 business customers.  During the three months ended September 30, 2012 we lost approximately 51,800 customers as compared to 65,700 customers in the three months ended June 30, 2012 and 72,600 customers in the three months ended March 31, 2012.  Also, during the most recent quarter, the average monthly customer revenue per customer increased $2.09, or 1.9%, over the second quarter of 2012 and $3.61, or 3.3%, over the first quarter of 2012.

The Company’s broadband customer net additions were approximately 1,000 during the third quarter of 2012, reflecting the impact of lower customer activations as a result of fewer marketing promotions and final conversion clean-up.  The Company had 1,782,300 broadband customers at September 30, 2012.  The Company added 27,300 satellite TV customers and lost 4,100 FiOS video customers during the third quarter of 2012.  The Company had 388,300 video customers at September 30, 2012, which reflects the curtailment of DirecTV billing as part of its bundled packages.

Network access expenses and other operating expenses for the third quarter of 2012 were $674.4 million as compared to $655.3 million in the second quarter of 2012 and $691.3 million in the third quarter of 2011.  Other operating expenses included severance costs of $6.8 million in the third quarter of 2012, $1.5 million in the second quarter of 2012 and $3.6 million in the third quarter of 2011. The Company incurred non-recurring storm cost expenses in the third quarter of 2012 of approximately $15 million as compared to the second quarter of 2012.

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Depreciation and amortization for the third quarter of 2012 was $298.4 million as compared to $307.0 million in the second quarter of 2012 and $351.9 million in the third quarter of 2011. Amortization expense decreased by $36.7 million in the third quarter of 2012 as compared to the third quarter of 2011, primarily due to the write-off of certain software licenses no longer required for operations and the amortization associated with certain Frontier legacy properties that were fully amortized in March 2012.

Integration costs of approximately $4.5 million were incurred during the third quarter of 2012, as compared to approximately $28.6 million ($0.02 per share after tax) in the second quarter of 2012 and $67.4 million ($0.04 per share after tax) in the third quarter of 2011, in connection with our integration of the acquired properties. These nonrecurring costs in 2012 were incurred in connection with our successful conversion of the final nine states onto our platform of system applications in March 2012, and other ongoing network and operations integration work.  Our integration costs and related capital expenditures will be completed by the end of 2012.

Operating income for the third quarter of 2012 was $275.2 million (reflecting lower depreciation and amortization, integration costs and network access expenses as compared to the third quarter of 2011) and operating income margin was 22.0 percent as compared to operating income of $267.8 million and operating income margin of 21.3 percent in the second quarter of 2012 and operating income of $180.3 million and operating income margin of 14.0 percent in the third quarter of 2011.

Excluding integration costs and severance costs, operating income and operating income margin for the three months ended September 30, 2012 would have been $286.5 million and 22.9 percent, respectively.  Excluding the comparable adjustments in each period, operating income and operating income margin for the three months ended June 30, 2012 would have been $297.9 million and 23.7 percent, respectively, and for the three months ended September 30, 2011 would have been $251.3 million and 19.5 percent, respectively.  Operating income, excluding integration costs and severance costs, decreased $11.4 million in the third quarter of 2012 as compared to the second quarter of 2012, primarily due to the non-recurring storm cost expenses.

Interest expense for the third quarter of 2012 was $172.2 million as compared to $165.8 million in the third quarter of 2011, a $6.4 million increase, primarily due to higher average debt levels and lower capitalized interest in 2012.  In August 2012, the Company completed a registered offering of $600.0 million aggregate principal amount of 7.125% senior unsecured notes due 2023.  We received net proceeds of approximately $588.1 million from the offering which we will use to repurchase or retire existing indebtedness or for general corporate purposes.

Income tax expense for the third quarter of 2012 was $35.7 million as compared to a $6.9 million tax benefit in the third quarter of 2011, a $42.6 million increase, principally due to higher pretax income and the reduced impact for the reversal of uncertain tax positions of $6.2 million.

Net income attributable to common shareholders of Frontier was $67.0 million, or $0.07 per share, in the third quarter of 2012, as compared to $20.4 million, or $0.02 per share, in the third quarter of 2011.  The third quarter of 2012 includes severance costs of $6.8 million, integration costs of $4.5 million and losses on the early extinguishment of debt of $0.2 million, offset by the reversal of uncertain tax positions of $7.8 million (combined net impact of $0.2 million after tax).  Excluding the impact of the aforementioned items, non-GAAP adjusted net income attributable to common shareholders of Frontier for the third quarter of 2012 would be $66.8 million, or $0.07 per share.

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Capital expenditures for Frontier business operations were $195.0 million for the third quarter of 2012 and $571.1 million for the first nine months of 2012.  Capital expenditures related to integration activities were $10.8 million for the third quarter of 2012 and $38.8 million for the first nine months of 2012.

Operating cash flow, as adjusted and defined by the Company in the attached Schedule B, was $581.3 million for the third quarter of 2012 resulting in an operating cash flow margin of 46.4 percent.  Operating cash flow, as reported, of $573.6 million for the third quarter of 2012 has been adjusted to exclude $6.8 million of severance costs and $4.5 million of integration costs, partially offset by $3.6 million of non-cash pension and other postretirement benefit costs.

Free cash flow, as defined by the Company in the attached Schedule A, was $215.3 million for the third quarter of 2012 and $753.3 million for the first nine months of 2012.  The Company’s dividend represents a payout of 40 percent of free cash flow for the first nine months of 2012.

Working Capital
At September 30, 2012, we had a working capital surplus of $608.2 million, which includes the classification of certain debt maturing in the first quarter of 2013 of $502.7 million as a current liability.  We believe our operating cash flows, existing cash balances and existing revolving credit facility will be adequate to meet our working capital and other cash requirements.

Fourth Quarter Debt Offering and Repurchases
On October 1, 2012, the Company completed a registered debt offering of $250 million aggregate principal amount of 7.125% senior unsecured notes due 2023, issued at a price of 104.250% of their principal amount, equating to an effective yield of 6.551%.  The notes are an additional issuance to the $600 million aggregate principal amount of 7.125% senior notes due 2023 issued by the Company on August 15, 2012.   The Company will use the net proceeds from the sale of the notes to repurchase or retire its existing indebtedness or for general corporate purposes.

On October 1, 2012, the Company accepted for purchase $75.7 million and $59.3 million aggregate principal amount of its 7.875% Senior Notes due 2015 (the April 2015 Notes) and its 8.250% Senior Notes due 2017 (the 2017 Notes), respectively, in open market repurchases for total consideration of $154.7 million.  The repurchases resulted in a loss on the early extinguishment of debt of approximately $19.3 million ($0.01 per share after tax) to be recognized in the fourth quarter of 2012.  As of October 31, 2012, approximately $374.8 million aggregate principal amount of the April 2015 Notes and $1,040.7 million aggregate principal amount of the 2017 Notes remained outstanding.

Guidance
For the full year of 2012, the Company’s expectations for capital expenditures and free cash flow, excluding integration costs and integration capital expenditures, are within a range of $750 million to $775 million and $900 million to $1 billion, respectively. We expect that in 2012 our cash taxes will be approximately $15 million. We expect to incur operating expenses and capital expenditures for integration activities of approximately $80 million and $50 million, respectively, in 2012.  We made total net contributions to our pension plan for 2012 of $28.5 million, including $18.2 million in the third quarter of 2012 and $10.3 million in October 2012.   These contributions reflect the positive impact of funding rate changes contained in the Highway Investment Act of 2012.  There are no further contributions to be made in 2012.

For the full year of 2013, the Company’s expectations for capital expenditures are within a range of $625 million to $675 million.  We expect that in 2013, absent any legislative changes in 2012 or 2013, our cash taxes will be in the range of $125 million to $150 million.

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Non-GAAP Measures
The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow.  A reconciliation of the differences between non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under GAAP and are not alternatives to operating income or net income attributable to common shareholders of Frontier as reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs.  The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations.  In addition, the Company believes that non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting operating income or net income attributable to common shareholders of Frontier in the statement of operations, or cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments. The Company has shown adjustments to its financial presentations to exclude losses on the early extinguishment of debt, investment gains, tax benefits for the reversal of uncertain tax positions, discrete tax items, integration costs, severance costs and non-cash pension and other postretirement benefit costs, as disclosed in the attached Schedules A, B and C, because investors have indicated to management that such adjustments are useful to them in assessing the Company and its results of operations.

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company’s underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.  Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures.

These non-GAAP financial measures have certain shortcomings.  In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure.  Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure.  Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.  The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast
The Company will host a conference call today at 9:00 A.M. Eastern time.  In connection with the conference call and as a convenience to investors, the Company furnished today on a Current Report on Form 8-K certain materials regarding third quarter 2012 results.  The conference call will be webcast and may be accessed at:

http://investor.frontier.com/eventdetail.cfm?eventid=119395

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A telephonic replay of the conference call will be available for one week beginning at 12:00 P.M. Eastern time, November 6, 2012 via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 2334836.  A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices, and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 15,250 employees are based entirely in the United States.  More information is available at www.frontier.com and www.frontier.com/ir.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to:  the risk that the growth opportunities from the Transaction may not be fully realized or may take longer to realize than expected; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our voice customers that cannot be offset by increases in broadband subscribers and sales of other products and services; the effects of competition from cable, wireless and other wireline carriers; our ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal funding to us and our competitors; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, pension and postemployment expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; our ability to successfully renegotiate union contracts in 2012 and thereafter; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2013 and beyond; the effects of customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; our ability to pay dividends on our common shares, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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INVESTOR CONTACT:	MEDIA CONTACT:
Gregory Lundberg	Brigid Smith
VP, Investor Relations & Assistant Treasurer	AVP Corporate Communications
(203) 614-5044	(203) 614-5042
greg.lundberg@FTR.com	brigid.smith@FTR.com

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TABLES TO FOLLOW

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Frontier Communications Corporation
Consolidated Financial Data

	For the quarter ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,
(Amounts in thousands, except per share amounts)	2012	2012	2011	2012	2011

Income Statement Data
Revenue	$1,252,469	$1,258,777	$1,290,939	$3,779,300	$3,959,891

Network access expenses	102,051	115,433	119,941	333,053	397,854
Other operating expenses (1)	572,348	539,911	571,388	1,663,842	1,729,824
Depreciation and amortization	298,416	307,047	351,907	962,763	1,062,150
Integration costs (2)	4,458	28,602	67,412	68,204	100,899
Total operating expenses	977,273	990,993	1,110,648	3,027,862	3,290,727

Operating income	275,196	267,784	180,291	751,438	669,164
Losses on early extinguishment of debt	(245)	(70,818)	-	(71,063)	-
Investment and other income (loss), net	4,602	8,804	836	18,994	10,039
Interest expense	172,188	172,054	165,755	509,104	500,034
Income before income taxes	107,365	33,716	15,372	190,265	179,169
Income tax expense (benefit)	35,739	11,717	(6,948)	66,150	66,809
Net income (2)	71,626	21,999	22,320	124,115	112,360
Less: Income attributable to the noncontrolling interest in a
partnership	4,626	4,010	1,925	12,358	4,993
Net income attributable to common shareholders of Frontier	$67,000	$17,989	$20,395	$111,757	$107,367

Weighted average shares outstanding	991,295	991,183	990,259	990,300	989,725

Basic net income per share attributable to
common shareholders of Frontier (3)	$0.07	$0.02	$0.02	$0.11	$0.11

Non-GAAP adjusted net income per share
attributable to common shareholders of Frontier (3) (4)	$0.07	$0.08	$0.05	$0.20	$0.17

Other Financial Data
Capital expenditures - Business operations	$195,034	$167,551	$222,530	$571,107	$636,569
Capital expenditures - Integration activities	10,828	12,209	43,655	38,768	62,641
Operating cash flow, as adjusted (4)	581,281	620,363	609,162	1,821,478	1,869,369
Free cash flow (4)	215,256	284,867	267,466	753,283	762,713
Dividends paid	99,845	99,851	186,588	299,547	559,803
Dividend payout ratio (5)	46%	35%	70%	40%	73%

(1)
Includes severance costs of $6.8 million, $1.5 million and $3.6 million for the quarters ended September 30, 2012, June 30, 2012 and September 30, 2011, respectively, and $14.8 million and $14.6 million for the nine months ended September 30, 2012 and 2011, respectively.

(2)
Reflects integration costs of $4.5 million ($2.9 million after tax), $28.6 million ($18.1 million or $0.02 per share after tax) and $67.4 million ($41.6 million or $0.04 per share after tax) for the quarters ended September 30, 2012, June 30, 2012 and September 30, 2011, respectively. Reflects integration costs of $68.2 million ($42.7 million or $0.04 per share after tax) and $100.9 million ($62.3 million or $0.06 per share after tax) for the nine months ended September 30, 2012 and 2011, respectively.

(3)	Calculated based on weighted average shares outstanding.
(4)	Reconciliations to the most comparable GAAP measures are presented in Schedules A, B and C at the end of these tables.
(5)	Represents dividends paid divided by free cash flow, as defined in Schedule A.

Frontier Communications Corporation
Consolidated Financial and Operating Data

	For the quarter ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,
(Amounts in thousands, except operating data)	2012	2012	2011	2012	2011

Selected Income Statement Data
Revenue:
Local and long distance services	$556,353	$559,837	$605,593	$1,688,352	$1,858,451
Data and internet services	461,212	454,706	457,934	1,366,588	1,378,060
Other	94,929	97,337	79,379	289,143	251,281
Customer revenue	1,112,494	1,111,880	1,142,906	3,344,083	3,487,792
Switched access and subsidy	139,975	146,897	148,033	435,217	472,099
Total revenue	$1,252,469	$1,258,777	$1,290,939	$3,779,300	$3,959,891

Other Financial and Operating Data

Revenue:
Residential	$531,397	$535,089	$560,913	$1,601,322	$1,726,383
Business	581,097	576,791	581,993	1,742,761	1,761,409
Customer revenue	1,112,494	1,111,880	1,142,906	3,344,083	3,487,792
Switched access and subsidy	139,975	146,897	148,033	435,217	472,099
Total revenue	$1,252,469	$1,258,777	$1,290,939	$3,779,300	$3,959,891
Customers	3,223,557	3,275,354	3,494,294	3,223,557	3,494,294
Average monthly total revenue
per customer	$128.48	$126.83	$121.68	$126.73	$121.09
Average monthly customer revenue
per customer	$114.12	$112.03	$107.72	$112.14	$106.66

Residential customer metrics:
Customers	2,932,163	2,978,896	3,174,915	2,932,163	3,174,915

Revenue	$531,397	$535,089	$560,913	$1,601,322	$1,726,383
Average monthly residential revenue per customer (1)	$58.72	$58.19	$57.52	$57.95	$57.49
Customer monthly churn	1.63%	1.63%	1.72%	1.58%	1.72%

Business customer metrics:
Customers	291,394	296,458	319,379	291,394	319,379
Revenue	$581,097	$576,791	$581,993	$1,742,761	$1,761,409
Average monthly business revenue per customer	$659.01	$642.38	$600.48	$645.52	$591.56

Access line metrics:
Residential	3,025,928	3,130,090	3,344,758	3,025,928	3,344,758
Business	1,916,594	1,942,013	2,029,101	1,916,594	2,029,101
Total access lines	4,942,522	5,072,103	5,373,859	4,942,522	5,373,859

Average monthly total revenue per access line	$83.38	$81.98	$79.22	$82.15	$79.21
Average monthly customer revenue per access line	$74.06	$72.41	$70.14	$72.69	$69.77

Employees	15,250	15,332	15,254	15,250	15,254
Broadband subscribers	1,782,278	1,781,295	1,754,842	1,782,278	1,754,842
Video subscribers (2)	388,257	568,154	556,552	388,257	556,552
Switched access minutes of use (in millions)	4,481	4,771	4,626	13,769	14,412

(1)	Calculation excludes the Mohave Cellular Limited Partnership.
(2)	Decline in video subscribers is due to the loss of 203,100 DirecTV subscribers in the third quarter of 2012 as Frontier no longer provides DirecTV as part of its bundled packages.

Frontier Communications Corporation
Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,099,489	$326,094
Accounts receivable, net	557,573	585,157
Restricted cash	54,967	-
Other current assets	417,197	327,779
Total current assets	2,129,226	1,239,030

Restricted cash	42,357	144,680
Property, plant and equipment, net	7,482,900	7,547,523
Other assets - principally goodwill	8,184,003	8,498,535
Total assets	$17,838,486	$17,429,768

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$596,545	$94,016
Accounts payable and other current liabilities	924,441	1,058,200
Total current liabilities	1,520,986	1,152,216

Deferred income taxes and other liabilities	3,756,501	3,602,577
Long-term debt	8,257,599	8,205,841
Equity	4,303,400	4,469,134
Total liabilities and equity	$17,838,486	$17,429,768

Frontier Communications Corporation
Consolidated Cash Flow Data

(Amounts in thousands)
	For the nine months ended September 30,
	2012	2011

Cash flows provided by (used in) operating activities:
Net income	$124,115	$112,360
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization expense	962,763	1,062,150
Stock based compensation expense	12,950	10,729
Pension/OPEB costs	24,220	22,515
Losses on early extinguishment of debt	71,063	-
Other non-cash adjustments	7,040	(3,320)
Deferred income taxes	59,794	20,219
Change in accounts receivable	19,941	16,162
Change in accounts payable and other liabilities	(131,027)	(36,458)
Change in other current assets	9,426	68,297
Net cash provided by operating activities	1,160,285	1,272,654

Cash flows provided from (used by) investing activities:
Capital expenditures - Business operations	(571,107)	(636,569)
Capital expenditures - Integration activities	(38,768)	(62,641)
Network expansion funded by Connect America Fund	(854)	-
Grant funds received for network expansion from Connect
America Fund	47,986	-
Cash transferred from escrow	47,356	26,586
Other assets purchased and distributions received, net	(12,251)	(4,350)
Net cash used by investing activities	(527,638)	(676,974)

Cash flows provided from (used by) financing activities:
Long-term debt borrowings	1,100,000	-
Financing costs paid	(22,754)	-
Long-term debt payments	(571,472)	(78,990)
Premium paid to retire debt	(52,560)	-
Dividends paid	(299,547)	(559,803)
Repayment of customer advances for construction,
distributions to noncontrolling interests and other	(12,919)	(2,333)
Net cash provided from (used by) financing activities	140,748	(641,126)

Increase/(Decrease) in cash and cash equivalents	773,395	(45,446)
Cash and cash equivalents at January 1,	326,094	251,263

Cash and cash equivalents at September 30,	$1,099,489	$205,817

Cash paid (received) during the period for:
Interest	$445,121	$447,645
Income taxes (refunds)	$4,093	$(16,247)

Non-cash investing and financing activities:
Financing obligation for contribution of real property
to pension plan	$-	$58,100
Reduction of pension obligation	$-	$(58,100)

						Schedule A
Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

		For the quarter ended			For the nine months ended
		September 30,	June 30,	September 30,	September 30,
	(Amounts in thousands)	2012	2012	2011	2012	2011

	Net Income to Free Cash Flow;
	Net Cash Provided by Operating Activities

	Net income	$71,626	$21,999	$22,320	$124,115	$112,360

	Add back:
	Depreciation and amortization	298,416	307,047	351,907	962,763	1,062,150
	Income tax expense (benefit)	35,739	11,717	(6,948)	66,150	66,809
	Integration costs	4,458	28,602	67,412	68,204	100,899
	Pension/OPEB costs (non-cash) (1)	(3,633)	15,450	5,955	24,220	22,515
	Severance costs (2)	6,844	1,480	3,597	14,853	14,641
	Stock based compensation	5,175	4,057	3,052	12,950	10,729

	Subtract:
	Cash paid (refunded) for income taxes	4,301	161	(43,450)	4,093	(16,247)
	Losses on early extinguishment of debt	(245)	(70,818)	-	(71,063)	-
	Other income (loss), net	4,279	8,591	749	15,835	7,068
	Capital expenditures - Business operations (3)	195,034	167,551	222,530	571,107	636,569
	Free cash flow (2)	215,256	284,867	267,466	753,283	762,713

	Add back:
	Deferred income taxes	32,636	11,394	(30,914)	59,794	20,219
	Non-cash (gains)/losses, net	196	26,356	12,422	44,210	29,924
	Other income (loss), net	4,279	8,591	749	15,835	7,068
	Cash paid (refunded) for income taxes	4,301	161	(43,450)	4,093	(16,247)
	Capital expenditures - Business operations (3)	195,034	167,551	222,530	571,107	636,569

	Subtract:
	Changes in current assets and liabilities	627	62,334	(52,688)	101,660	(48,001)
	Income tax expense (benefit)	35,739	11,717	(6,948)	66,150	66,809
	Integration costs	4,458	28,602	67,412	68,204	100,899
	Pension/OPEB costs (non-cash) (1)	(3,633)	15,450	5,955	24,220	22,515
	Severance costs (2)	6,844	1,480	3,597	14,853	14,641
	Stock based compensation	5,175	4,057	3,052	12,950	10,729
	Net cash provided by operating activities	$402,492	$375,280	$408,423	$1,160,285	$1,272,654

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $17.1 million, $16.5 million and $14.8 million for the quarters ended September 30, 2012, June 30, 2012 and September 30, 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $20.8 million, $1.0 million and $8.8 million for the quarters ended September 30, 2012, June 30, 2012 and September 30, 2011, respectively. Reflects pension and OPEB expense, net of capitalized amounts, of $49.5 million and $45.9 million for the nine months ended September 30, 2012 and 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $25.3 million and $23.4 million for the nine months ended September 30, 2012 and 2011, respectively.

(2)	The definition of free cash flow has been revised as of January 1, 2012 to add back severance and early retirement costs, with all prior periods conformed to the current calculation.
(3)	Excludes capital expenditures for integration activities.

											Schedule B
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

		For the quarter ended September 30, 2012					For the quarter ended September 30, 2011
	(Amounts in thousands)

				Non-cash					Non-cash
	Operating Cash Flow and	As	Integration	Pension/OPEB	Severance	As	As	Integration	Pension/OPEB	Severance	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$275,196	$4,458	$(3,633)	$6,844	$282,865	$180,291	$67,412	$5,955	$3,597	$257,255

	Add back:
	Depreciation and
	amortization	298,416	-	-	-	298,416	351,907	-	-	-	351,907
	Operating cash flow	$573,612	$4,458	$(3,633)	$6,844	$581,281	$532,198	$67,412	$5,955	$3,597	$609,162

	Revenue	$1,252,469				$1,252,469	$1,290,939				$1,290,939

	Operating income margin
	(Operating income divided
	by revenue)	22.0%				22.6%	14.0%				19.9%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	45.8%				46.4%	41.2%				47.2%

		For the quarter ended June 30, 2012

				Non-cash
	Operating Cash Flow and	As	Integration	Pension/OPEB	Severance	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$267,784	$28,602	$15,450	$1,480	$313,316

	Add back:
	Depreciation and
	amortization	307,047	-	-	-	307,047
	Operating cash flow	$574,831	$28,602	$15,450	$1,480	$620,363

	Revenue	$1,258,777				$1,258,777

	Operating income margin
	(Operating income divided
	by revenue)	21.3%				24.9%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	45.7%				49.3%

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $17.1 million, $16.5 million and $14.8 million for the quarters ended September 30, 2012, June 30, 2012 and September 30, 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $20.8 million, $1.0 million and $8.8 million for the quarters ended September 30, 2012, June 30, 2012 and September 30, 2011, respectively.

											Schedule B
											(continued)
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

		For the nine months ended September 30, 2012					For the nine months ended September 30, 2011
	(Amounts in thousands)

				Non-cash					Non-cash
	Operating Cash Flow and	As	Integration	Pension/OPEB	Severance	As	As	Integration	Pension/OPEB	Severance	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$751,438	$68,204	$24,220	$14,853	$858,715	$669,164	$100,899	$22,515	$14,641	$807,219

	Add back:
	Depreciation and
	amortization	962,763	-	-	-	962,763	1,062,150	-	-	-	1,062,150
	Operating cash flow	$1,714,201	$68,204	$24,220	$14,853	$1,821,478	$1,731,314	$100,899	$22,515	$14,641	$1,869,369

	Revenue	$3,779,300				$3,779,300	$3,959,891				$3,959,891

	Operating income margin
	(Operating income divided
	by revenue)	19.9%				22.7%	16.9%				20.4%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	45.4%				48.2%	43.7%				47.2%

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $49.5 million and $45.9 million for the nine months ended September 30, 2012 and 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $25.3 million and $23.4 million for the nine months ended September 30, 2012 and 2011, respectively.

							Schedule C
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

	(Amounts in thousands, except
	per share amounts)	For the quarter ended
		September 30, 2012		June 30, 2012		September 30, 2011

	Net income attributable to common		Earnings		Earnings		Earnings
	shareholders of Frontier	Net Income	Per Share	Net Income	Per Share	Net Income	Per Share

	GAAP, as reported	$67,000	$0.07	$17,989	$0.02	$20,395	$0.02
	Losses on early extinguishment of debt	154	-	44,474	0.04	-	-
	Integration costs	2,916	-	18,105	0.02	41,627	0.04
	Severance costs	4,476	-	937	-	2,221	-
	Gain on investment in Adelphia	-	-	(6,191)	(0.01)	-	-
	Reversal of uncertain tax positions	(7,769)	(0.01)	-	-	(14,000)	(0.01)
	Non-GAAP, as adjusted (1)	$66,777	$0.07	$75,314	$0.08	$50,243	$0.05

		For the nine months ended
		September 30, 2012		September 30, 2011

	Net income attributable to common		Earnings		Earnings
	shareholders of Frontier	Net Income	Per Share	Net Income	Per Share

	GAAP, as reported	$111,757	$0.11	$107,367	$0.11
	Losses on early extinguishment of debt	44,628	0.05	-	-
	Integration costs	42,722	0.04	62,305	0.06
	Severance costs	9,445	0.01	9,041	0.01
	Gain on investment in Adelphia	(6,191)	(0.01)	-	-
	Reversal of uncertain tax positions	(7,769)	(0.01)	(14,000)	(0.01)
	Discrete tax item	-	-	10,500	0.01
	Non-GAAP, as adjusted (1)	$194,592	$0.20	$175,213	$0.17

(1)	Non-GAAP, as adjusted may not sum due to rounding